Exhibit 10.28

EXECUTION COPY

TWENTY- SEVENTH SUPPLEMENTAL LEASE AGREEMENT

by and between

MEMPHIS-SHELBY COUNTY AIRPORT AUTHORITY

and

FEDERAL EXPRESS CORPORATION

Dated as of May 1, 2006

AMENDING THE CONSOLIDATED AND RESTATED LEASE AGREEMENT DATED AS OF AUGUST 1, 1979 BETWEEN THE MEMPHIS-SHELBY COUNTY AIRPORT AUTHORITY AND FEDERAL EXPRESS CORPORATION.

TABLE OF CONTENTS

Section

1	Definitions

2	Granting Leasehold

3	Term; Delivery and Acceptance of Possession

4	Rental

5	Hazardous Substances/Waste

6	Lease Agreement Still in Effect; Provisions There of Applicable to this Twenty-Seventh Supplemental Lease Agreement

7	Descriptive Headings

8	Effectiveness of this Twenty-Seventh Lease Agreement

9	Execution of Counterparts

10	Summaries

Notary

Leased Parcel Summary

Rental Summary

TWENTY-SEVENTH SUPPLEMENTAL LEASE AGREEMENT

THIS TWENTY-SEVENTH SUPPLEMENTAL LEASE AGREEMENT, made and entered into as of the 1st of May 2006, by and between MEMPHIS-SHELBY COUNTY AIRPORT AUTHORITY (herein sometimes referred to as “Authority”), a public and governmental body politic and corporate of the State of Tennessee, and FEDERAL EXPRESS CORPORATION (herein sometimes referred to as “Tenant”), a corporation duly organized and existing under the laws of the State of Delaware and qualified to do business in the State of Tennessee.

W I T N E S S E T H:

WHEREAS, Authority and Tenant on October 3, 1979 entered into a Consolidated and Restated Lease Agreement dated as of August 1, 1979; and

WHEREAS, Authority and Tenant between April 1, 1981 and September 1, 2005, have entered into Twenty Six Supplemental Lease Agreements amending the 1979 Consolidated and Restated Lease Agreement; and

WHEREAS, the said Consolidated and Restated Lease Agreement dated as of August 1, 1979, together with the First through the Twenty-Sixth Supplemental Lease Agreements, is herein referred to as the “Lease Agreement”; and

WHEREAS, Authority and Tenant have agreed to further supplement the Lease Agreement so as to add certain property for the purpose of developing aircraft parking and certain unimproved land associated therewith containing approximately 106,642 square feet of land; and

WHEREAS, Authority and Tenant have also agreed to add additional unimproved land containing approximately 187,618 square feet for the purpose of GSE storage for A-380 aircraft.

NOW THEREFORE, for and in consideration of the mutual promises, covenants and agreements hereinafter contained to be kept and performed by the parties hereto and upon the provisions and conditions hereinafter set forth, Authority and Tenant do hereby covenant and agree, and each for itself does hereby covenant and agree, as follows:

SECTION 1.  Definitions.  Except as otherwise provided herein, and unless the context shall clearly require otherwise, all words and terms used in this Twenty–Seventh Supplemental Lease Agreement which are defined in the Lease Agreement, shall, for all purposes of this Twenty-Seventh Supplemental Lease Agreement, have the respective meanings given to them in the Lease Agreement.

SECTION 2.  Granting of Leasehold.  In addition to the lease and demise to Tenant of the land in the Lease Agreement, the Authority hereby leases and demises to Tenant, and Tenant hereby takes and hires from Authority, subject to the provisions and conditions set forth in the Lease Agreement and this Twenty-Seventh Supplemental Lease Agreement, the additional land described in Exhibit “A” attached hereto and containing approximately 187,618 square feet or 4.31 acres, and described in Exhibit “B” attached hereto containing approximately 106,642 square feet or 2.448 acres.

SECTION 3.  Term; Delivery and Acceptance of Possession.  The term of this Twenty-Seventh Supplemental Lease Agreement and all rights herein granted to tenant shall be made effective as of May 1, 2006 for the land  described in Exhibits “A” and  “B” and shall expire at such time as the Consolidated and Restated Lease Agreement dated August 1, 1979 shall expire, to-wit:  August 31, 2012 or upon such earlier termination, extension or otherwise as provided therein.

SECTION 4.  Rental.   In addition and supplemental to the rentals required to be paid to the Authority pursuant to Section 5 of the Lease Agreement (including all prior Supplemental Lease

Agreements), during the term of this Twenty-Seventh Supplemental Lease Agreement, Tenant shall pay equal rental installments to the Authority in advance on the first business day of each month beginning on the earlier of  the date of beneficial occupancy or the following dates, to wit:

Beginning December 1, 2007	Monthly Rental	Annual Rental
106,642 sq. ft.	$1,355.24	$16,262.91

Beginning March 1, 2008	Monthly Rental	Annual Rental
187,618 sq. ft.	$2,384.31	$28,611.75

The rental rate shall adjust upward by twenty-five percent (25%) every five (5) years in accordance with the Base Lease Agreement.

SECTION 5.  Hazardous Substances/Waste.  Tenant agrees to take the above parcels included in this Supplement in an “as is” condition as it relates to Hazardous Substances/Waste material that may be located at the site.

Tenant, at its own expense, may arrange for a Phase I Environmental Survey on the land described herein by a reputable environmental consultant to determine the existence of “Hazardous Substances”, as such term is defined in this Agreement. In the event that “Hazardous Substances” are discovered during excavation for construction on the property described in Exhibits “A” & B, and those “Hazardous Substances” require special handling, removal or disposal (“Remediation”), then Tenant shall immediately notify Authority. The Tenant and Authority will confer and jointly determine the method of handling, removing or disposing of the “Hazardous Substances” within 14 days after Tenant provides the Authority, in writing, its plan for Remediation. The form of Remediation agreed to by the parties must comply with “Environmental Laws”, as such term is defined below. In the event that Tenant and Authority are unable to agree on a method for handling, removing or disposing of the “Hazardous Substances” due to differing interpretations of the requirements for Remediation as set forth in the applicable “Environmental Laws”, then the form of Remediation will be determined by the appropriate federal, state or local agency with relevant regulatory and enforcement jurisdiction over the subject site. Authority will grant to Tenant a rent credit equal to the reasonable documented costs paid by Tenant for the Remediation of such “Hazardous Substances” associated with the property described in Exhibits “A” & “B”.

The term “Hazardous Substances”, as used in this Twenty-Seventh Supplemental Lease Agreement, shall mean any hazardous or toxic substances, materials or wastes, including, but not limited to, those substances, materials, and wastes (i) listed in the United States Department of Transportation Hazardous Materials Table (49 CFR § 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302 and amendments thereto), (ii) designated as a “Hazardous Substance” pursuant to Section 311 of the Clean Water Act, 33 U.S.C. § 1251 et seq. (33 U.S.C. § 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. § 1317), (iii) defined as a “Hazardous Waste” pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et seq. (42 U.S.C. § 6903), or (iv) defined as “Hazardous Substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, (42 U.S.C.§ 9601, et seq. 42 U.S.C. § 9601), or any other substances, (including, without limitation, asbestos and raw materials which include hazardous constituents), the general, discharge or removal of which or the use of which is restricted, prohibited or penalized by any “Environmental Law”, which term shall mean any Federal, State or local law, regulation, or ordinance relating to pollution or protection of the environment.

SECTION 6.  Lease Agreement Still in Effect; Provisions Therefore Applicable to this Supplemental Lease Agreement.  All of the terms, provisions, conditions, covenants and agreements of the Lease Agreement, as supplemented, shall continue in full force and effect as supplemented hereby, and shall be applicable to each of the provisions of this Twenty-Seventh  Supplemental Lease Agreement during the term hereof with the same force and effect as though the provisions hereof were set forth in the Lease Agreement.

SECTION 7.  Descriptive Headings.  The descriptive headings of the sections of this Twenty-Seventh Supplemental Lease Agreement are inserted for convenience of reference only and do not constitute a part of this Twenty-Seventh Supplemental Lease Agreement and shall not affect  meaning, construction, interpretation or effect of this Twenty-Seventh Supplemental Lease Agreement.

SECTION 8.  Effectiveness of this Supplemental Lease Agreement.  This Twenty-Seventh Supplemental Lease Agreement shall become effective as described in Section 4.

SECTION 9.  Execution of Counterparts.  This Twenty-Seventh Supplemental Lease Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

SECTION 10.  Summaries.  For the convenience of both parties a Leased Parcel Summary and a Rental Summary are attached to this Lease Agreement.

IN WITNESS WHEREOF, THE MEMPHIS-SHELBY COUNTY AIRPORT AUTHORITY AND FEDERAL EXPRESS CORPORATION have caused this Twenty-Seventh Supplemental Lease Agreement to be duly executed in their respective behalfs, as of the day and year first above written.

WITNESS:	MEMPHIS-SHELBY COUNTY AIRPORT AUTHORITY

/s/ RICHARD V. WHITE	BY:	/s/ LARRY COX

TITLE: Director of Properties	TITLE: President

Approved as to Form and Legality:

/s/ R. GRATTAN BROWN, JR.
R. Grattan Brown, Jr., Attorney

WITNESS:	FEDERAL EXPRESS CORPORATION A Delaware Corporation

/s/ BONITA SAFFOLD	BY:	/s/ WILEY JOHNSON, JR.

TITLE: Project Coordinator	TITLE: Managing Director, Real Estate and Airport Development

(STATE OF TENNESSEE)
(COUNTY OF SHELBY)

On this 10th day of July, 2006 before me appeared Larry Cox, to me personally known, who, being by me duly sworn (or affirmed), did say that he is the President of the Memphis-Shelby County Airport Authority, the within named Lessor, and that he as such President, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the Authority by himself as such President.

MY COMMISSION EXPIRES

September 19, 2007	/s/ SHAWNITA L. NEELY
Notary Public

(seal)

(STATE OF TENNESSEE)
(COUNTY OF SHELBY)

On this 27th day of June, 2006 before me appeared Wiley Johnson, Jr., to me personally known, who, being by me duly sworn (or affirmed), did say that he is a Managing Director of Federal Express Corporation, the within named Lessee, and that he as such Managing Director, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the Corporation by himself as such Managing Director.

MY COMMISSION EXPIRES

September 19, 2007	/s/ BEVERLY AZLIN
Notary Public

(seal)

[Land surveys]